EXHIBIT 23.1

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LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP *** CERTIFIED PUBLIC ACCOUNTANTS

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INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Form SB-2 Registration Statement of our report dated February 14, 2006, relating to the balance sheet of Big Bear Mining Corp., as of December 31, 2005, and the related statements of operations, stockholders' deficit and cash flows for the period from April 14, 2005 (inception), through December 31, 2005, and the inclusion of our name under the heading "Experts" appearing herein.

March 16, 2006

/S/ Lopez, Blevins, Bork & Associates, LLP
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Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

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2500 WILCREST DRIVE, STE 150 * HOUSTON, TEXAS 77042 * TEL: 713-877-9944 * FAX: 713-979-1735

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